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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the inclusion and incorporation by reference in this Registration Statement on Form S-3 of our reports dated March 30, 2000 relating to the financial statements and financial statement schedules, which appear in HCC Insurance Holdings, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the references to us under the heading "Experts" in such Registration Statement.


PricewaterhouseCoopers LLP

Houston, Texas
September 22, 2000